GENETIC-AF Phase II Trial of Pharmacogenetic Guided Beta-Blocker Therapy with Bucindolol vs. Metoprolol for the Prevention of Atrial Fibrillation/Flutter in Heart Failure William T. Abraham, MD Professor of Medicine, Physiology and Cell Biology and Director, Division of Cardiovascular Medicine at the Ohio State University Exhibit 99.2

β_1 Adrenergic Receptor Polymorphism-Dependent Differences


Extracellular Domain
NH2-
Ser 49 Gly
Ala 59 Ser
Ala 343 Thr
Glu 352 Asp
Transmembrane Domain
268 Gly
252 Gln
Lys 324 Arg
Arg 318 Ser
Intracellular Domain
Pro 418 Ala
Thr 404 Ala
Arg 400 Leu
Arg 389 Gly
436 Val
His 402 Arg
Arg 399 Cys
-COOH
Asp 460 Glu

C → G nt 1165
Arg → Gly 389
Frequency =
EA 0.52, AA 0.32

$\beta_1$389Arg >>> $\beta_1$389Gly

- ✓ Binding affinity for norepinephrine
- ✓ Signal transduction capacity
- ✓ Constitutively active receptors

Bucindolol has two *unique* properties that are specific for 389Arg β_1-ARs:
- Sympatholysis
- Inverse Agonism

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Mason DA et al. JBC 1999; Taylor et al. Cong Heart Fail 2004; Liggett et al. PNAS 2006; Walsh et al. J Card Fail 2008; O'Connor et al. PLOS ONE, 2012.

Interaction p = 0.008 Kaplan-Meier curves for prevention of atrial fibrillation in BEST: DNA substudy (Aleong et al, JACC Heart Fail; 1:338-44, 2013) BEST DNA Substudy: Prevention of Atrial Fibrillation by Bucindolol b1389 Arg/Arg (n = 441; 36 events) HzR = 0.26 (0.12 – 0.57) P-value = 0.0003 BUC PLB HzR = 1.01 (0.56 – 1.84) P-value = 0.97 b1389 Gly Carriers (n = 484; 44 events) BUC PLB Aleong et al, JACC Heart Fail; 1:338-44, 2013

GENETIC-AF Study Design

- Phase 2B → 3 Seamless Design
- Phase 2 interim analysis (230 pts)
- Bayesian predicted probability of success (PPoS)
  1. PPoS < 0.10 (Futility, stop study)
  2. 0.10 ≤ PPoS < 0.40 (Complete Phase 2)
  3. PPoS ≥ 0.40 (Seamless transition to Phase 3)



Genotype
Rand
Start/ECV
Stop/1EP
S
R
W0
W2
W4
W8
W12
W16
W20
W24
EOS
Bucindolol
8-week Screening Period
Drug Lead-in Period
Clinic Visit every 12 weeks
Metoprolol
24-Week Follow-Up Period
Treatment Extension Period
Medtronic device (if needed) inserted any time between Randomization and Week 0

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Key Eligibility Criteria

1. History of HF with reduced left ventricle ejection fraction (HFrEF + HFmrEF)
   - LVEF < 0.50 within 12 months of the Screening Visit
   - Excluded: NYHA class IV
   - Excluded: Significant fluid overload at Randomization
2. Symptomatic paroxysmal or persistent AF episode ≤ 180 days of Screening Visit
   - Excluded: Permanent AF > 1 year
3. Possess the $\beta_1$389Arg/Arg (*ADRB1* Arg389Arg) genotype
4. Receiving appropriate anticoagulation therapy prior to randomization for stroke
5. Clinically appropriate for ECV if AF/AFL is present at the Week 0 Visit
   - Excluded: More than 2 ECVs within 6 months of Randomization
   - Excluded: Most recent ECV failed to produce sinus rhythm
6. Systolic BP > 90 mmHg and < 150 mmHg at Randomization
7. Heart rate ≥ 60 bpm (if BB naïve) and < 180 bpm (all) at Randomization

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Baseline Characteristics (± SD; *p <0.05 vs. MET)

Parameter	MET n = 133	BUC N = 134
Age	65.5 ± 10.0	65.8 ± 10.3
Gender M/F (%)	81 / 19	83 / 17
LVEF	0.36 ± 0.10	0.36 ± 0.10
NYHA I / II / III (%)	26 / 54 /20	30 / 60 / 10
Hx Ischemic / Non-Ischemic HF (%)	33 / 67	31 / 69
Randomized in AF / Not in AF (%)	52 / 48	49 / 51
Hx Persistent/Paroxysmal AF (%)	51 / 49	51 / 49
AF Dx to Randomization, days	1180 ± 2209	1431 ± 2271
HF Dx to randomization, days	1054 ± 1733	1252 ± 2070
sBP (mm Hg)	122 ± 15.7	125 ± 14.9
Heart Rate, bpm	76.0 ± 17.7	76.5 ± 17.9
Previous ECV / AF ablation / Class III AADs (%)	50 / 20 / 46	49 / 21 / 50
Device Type: ILR / CRT / ICD / PM (%)	15 / 10 / 12 / 10	17 / 6 / 18 / 9
HF Rx: β-bl / ACEI or ARB / Dig / Diuretic / MRA / Scbtl-Val (%)	92 / 78 / 17 / 61 / 32 / 5	94 / 75 / 15 / 57 / 32/ 4
NT-proBNP (pg/ml)	1343 ± 1846	1159 ± 1306
Norepinephrine (NE) (pg/ml)	664 ± 359	682 ± 348
Change in NE at Week 4, median (Q1, Q3)	-10 (198, 121)	-101 (-241, 43)*

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Primary Endpoint: Time to First AF/AFL/ACM Event Unadjusted HR: Entire Cohort = 0.96 (95% CI: 0.69, 1.33); U.S. Cohort = 0.77 (95% CI: 0.48, 1.22) BUC MET Entire Cohort USA

Time to First AF/AFL/ACM Event: AF Burden Substudy AF Event = AFB ≥ 6 hours/day Probability of No AF/AFL/ACM Entire Cohort USA Adjusted HR: Entire Cohort = 0.74 (95% CI: 0.38, 1.45); U.S. Cohort = 0.50 (95% CI: 0.17, 1.42)

AEs, Hospitalization, Stroke or Death Endpoint Metoprolol (N=133) Bucindolol (N=134) AEs leading to permanent study drug discontinuation 8.3% 8.2% AEs leading to study withdrawal (excluding death) 1.5% 1.5% AEs: Bradycardia 12.0% 3.7% AEs: Stroke (99% on OACs) 0.0% 0.0% SAEs: Any cardiovascular event 9.8% 9.0% All-cause hospitalization 15.0% 20.1% Cardiovascular hospitalization 10.5% 12.7% Heart failure hospitalization 7.5% 6.7% All-cause mortality 2.3% 2.3% Cardiovascular mortality 1.5% 0.7% Heart failure mortality 0.7% 0.0%

USA (N=127) Canada (N=59) Hungary (N=33) Time to First AF/AFL/ACM Event by Region BUC MET BUC MET BUC MET BUC MET NED/POL/SRB (N=48) Probability of No AF/AFL/ACM Probability of No AF/AFL/ACM Probability of No AF/AFL/ACM Probability of No AF/AFL/ACM USA/NED/POL/SRB (N=175) Canada/Hungary (N=92)

Time to First AF/AFL/ACM Event LVEF < 0.39 (median) or LVEF 0.39-0.49 with HF Dx to Rand - AF Dx to Rand (DTRI) >-30 days Unadjusted HR: Entire Cohort = 0.84 (95% CI: 0.58, 1.22) Country Included (%) All 77% USA 85% Canada 78% Hungary 39% Poland 78% Serbia 81% Netherlands 75%

GENETIC-AF Conclusions Pharmacogenetic guided bucindolol did not reduce AF/AFL/ACM recurrence compared to the active comparator metoprolol in the overall population Trends for bucindolol benefit were observed in several large subpopulations Bucindolol appears to have a similar safety profile compared to metoprolol These Phase 2 results merit further investigation in a redefined population HFmrEF (LVEF ≥0.40 and <0.50) if DTRI > -30 days HFrEF (LVEF < 0.40) Symptomatic paroxysmal/persistent AF ≤ 180 days of randomization β1389Arg/Arg genotype